CTi

CTI Industries Corporation

NASDAQ Capital Market:
CTIB

Forward-Looking Statements

This presentation may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risk and uncertainties, and investors are cautioned that outcomes and results may vary from those projected due to factors beyond the company's control. These include economic, competitive, governmental, technological and other factors discussed in the company's filings with the SEC on forms 10-K and 10-Q.



CTI Industries
Value-Added Design, Engineering and Production for FLEXIBLE FILM PRODUCTS
Pouches
Foil Balloons
Printed and Laminated Films
Latex Balloons
Product Development

Highlights

- Named one of Fortune Magazine's 100 fastest growing small and medium-sized public companies in 2009
- Profitable 10 straight quarters
- Shareholders' Equity up over 47% since 2005; Book Value/Share up 36% in same period
- Current ratio 1.13 and debt to equity ratio of .38

Pouches


New!
Ziploc
Vacuum
Ziploc
Ziploc
Vacuum

Ziploc® Vacuum Bags

- Developed with CTI technology
- Produced for S.C. Johnson & Son, Inc.
- Marketed under Ziploc brand
- Now in thousands of retail stores

ZipVac™

- Food and household storage system developed by CTI
- Patented zipper closure, film and valve
- Rechargeable pump
- Use in refrigerator, freezer, or countertop
- Protects food 5X longer





ZipVac Universal Vacuum Sealer Bags and Rolls

- Works with all food-sealing machines
- Uses CTI film technology
- "Industrial strength"

ZipVac Universal
Vacuum Sealer Bags


Keeps
Oxygen
Out!


ZipVac
Universal
Vacuum Sealer
Bags
Works with ALL major machines!
40 BAGS
Gallon Size
11" x 14"
MADE IN THE USA
- Eliminates Freezer Burn
- Locks in Freshness
- Preserves Flavor
VALUE PACK

Novelty Balloons

Foil Balloons

- Leading producer of foil balloons for 30 years
- Marketed throughout U.S., Mexico, and Europe








HAPPY
BIRTHDAY

Latex Balloons

- Manufactured in Guadalajara, Mexico
- Marketed in U.S., Canada, Mexico, and Europe

Laminated and Printed Films

Packaging and Specialty Film Products

- Commercial, industrial and medical uses
- Laminated and coated films
- Up to 8-color printing – environmentally friendly



Design and Development

- Value-added design, engineering and development
- Customer product development
  - ZipLoc Vacuum Storage System
  - Embossed packaging film
  - Custom pouch product for medical application
- Current customer projects in development

Internal Product Development

- Over 500 novelty balloon graphic designs
  - New designs each year
  - New balloon shapes
- ZipVac vacuum storage system – a unique, effective food storage system
  - Patented zipper seal features
  - Patented valve
  - Patented embossed film

Technology

- Value-added technology component to products
- Design expertise, know-how and proprietary features
  - 27 patents and 3 patent applications covering pouch, film and novelty products
  - 13 patents on pouch closures and film methods

Production Facilities

- Principal plant and offices in suburban Chicago (Barrington)
- Plant and offices in Guadalajara, Mexico
  - Production of latex balloons

Distribution Facilities

- Chicago – principal warehouse and distribution; sales and customer service
- Mexico – warehouse, sales, customer service for Mexico and Latin America
- U.K. – warehouse, sales and customer service for U.K.
- Frankfurt, Germany – warehouse, sales and customer service for Europe

Supplier to Major Companies

- S.C. Johnson & Son, Inc.
- Rapak (D.S. Smith)
- Dollar Tree
- Walmart (in Mexico and the UK)
- Clinton Cards
- Sears Holdings

Other Distribution Channels

- Independent balloon distributors (U.S., Canada, Mexico, Europe, and Australia)
- Retailers
  - Balloon Products
  - Pouch Products
- Industrial companies – films and custom film products

Market Size

- Zippered Pouches – $4.2 billion*
- Flexible Packaging Films – $6.2 billion**
- Foil Balloons –Est. $250 million (world)
- Latex Balloons – Est. $500 million (Americas and Europe)

* Parker, P.M. (2006). *The 2007-2012 World Outlook for Polyethylene Household Food Storage, Sandwich, and Freezer Bags and Pouches.* Icon Group International, Inc.

** U.S. Census Bureau. (2002). *Plastic Packaging Film and Sheet (Including Laminated) Manufacturing: 2002.* U.S. Department of Commerce.

Growth Initiatives

- Novelty Balloons
  - Europe and Latin America
  - Major retail chain programs
- Pouches
  - Pursue retail chain opportunities
  - Universal pouch
  - New distribution channels
- Joint product development programs

Financial Review

Income Statement Overview

(In Thousands)

	2007	2008	2009	Three Months 03/31/10
Net Sales	36,510	44,981	41,295	12,411
Cost of Sales	27,826	34,658	32,082	9,366
Operating Expenses	7,439	7,940	6,987	2,085
Income from Operations	1,245	2,383	2,226	960
Interest Expense	1,295	1,037	1,085	244
Tax Expense	51	247	114	116
Net Profit	82	1,154	1,003	599
Net Cash provided by Operating Activities	1,356	401	3,112	244

Income Statement Ratios

(As a Percentage of Sales)

	2007	2008	2009	Three Months 03/31/10
Cost of Sales	76.21%	77.05%	77.69%	75.47%
Operating Expenses	20.38%	17.65%	16.92%	16.80%
Income from Operations	3.41%	5.30%	5.39%	7.74%
Net Profit	0.22%	2.57%	2.43%	4.83%
Gross Margin	23.79%	22.95%	22.31%	24.53%

Sales by Product

(In Thousands)

Product Category	2007		2008		2009		Three Months Ended 3/31/2010	
Foil Balloons	15,998	44%	17,629	39%	19,824	48%	5,977	48%
Films	7,846	21%	8,212	18%	6,913	17%	1,367	11%
Pouches	4,938	14%	10,893	24%	6,895	17%	3,041	24%
Latex Balloons	6,853	19%	7,597	17%	7,024	17%	1,827	15%
Other	875	2%	650	2%	639	2%	199	2%
Total	36,510		44,981		41,295		12,411	

Operating Expenses

(As a Percentage of Sales)



25%
20%
15%
10%
5%
0%
20.38%
17.65%
16.92%
16.80%
2007
2008
2009
3/31/2010

	2007	2008	2009	03/31/10
Operating Expenses	7,439	7,940	6,987	2,085
Operating Expenses as a % of Sales	20.38%	17.65%	16.92%	16.80%

Income from Operations

(As a Percentage of Sales)


8%
6%
4%
2%
0%
5.39%
7.74%
5.30%
3.41%
2007
2008
2009
3/31/2010

	2007	2008	2009	03/31/10
Income from Operations	1,245	2,383	2,226	960
Income from Operations as a % of Sales	3.41%	5.30%	5.39%	7.74%

Balance Sheet Highlights

(In Thousands)

	2007	2008	2009	Three Months 03/31/10
Current Assets	17,801	17,688	19,149	20,803
Current Liabilities	16,483	16,222	16,735	18,415
Working Capital	1,318	1,466	2,414	2,388
Long Term Debt	6,237	6,019	4,882	3,642
Debt to Equity	0.95	0.78	0.56	0.38
Stockholders Equity	6,591	7,747	8,762	9,711
Stockholder's Equity per Share	2.57	2.76	3.16	3.50

CTi